EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

     We hereby consent to the inclusion in this Registration Statement on Form F-4 of Atna Resources Ltd. (the “Company”) of our report dated March 20, 2007 in respect to the audited financial statements of the Company as at December 31, 2005 and 2006 and for each of the years in the three year period ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

CHARTERED ACCOUNTANTS

Vancouver, Canada
January 15, 2008